Exhibit 99.1

Press Release

January 29, 2026

FOR IMMEDIATE RELEASE
For more information contact:
Jane Funk, Executive Vice President, Treasurer and Chief Financial Officer (515) 222-5766

WEST BANCORPORATION, INC. ANNOUNCES FOURTH QUARTER 2025 FINANCIAL RESULTS AND DECLARES QUARTERLY DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (Nasdaq: WTBA; the “Company”), parent company of West Bank, today reported 2025 net income of $32.6 million, or $1.92 per diluted common share, compared to 2024 net income of $24.1 million, or $1.42 per diluted common share. Net income for the fourth quarter 2025 was $7.4 million, or $0.43 per diluted common share, compared to third quarter 2025 net income of $9.3 million, or $0.55 per diluted common share, and fourth quarter 2024 net income of $7.1 million, or $0.42 per diluted common share. On January 28, 2026, the Company’s Board of Directors declared a regular quarterly dividend of $0.25 per common share. The dividend is payable on February 25, 2026, to stockholders of record on February 11, 2026.

David Nelson, President and Chief Executive Officer of the Company, commented, “We have had continuous improvement in earnings and key performance metrics throughout 2025 and finished the year very strong. Through proactive and strategic balance sheet management, we see opportunities for further improvements in 2026. West Bank remains focused on relationship building and outstanding service and support. Our customer base continues to grow in all of our markets.”

David Nelson added, “We had no loans on nonaccrual status and no loans past due greater than 30 days at December 31, 2025. Our pristine credit quality is the result of our disciplined underwriting standards and steadfast approach to risk, which is consistently executed regardless of the economic or interest rate environment.”

Fourth Quarter 2025 Compared to Third Quarter 2025 Overview

•Loans decreased $7.2 million, or 0.2 percent, in the fourth quarter of 2025.

•No credit loss expense on loans was recorded in either the fourth or third quarter of 2025.

•The allowance for credit losses to total loans was 1.02 percent at December 31, 2025, compared to 1.01 percent at September 30, 2025. There were no nonaccrual loans at December 31, 2025 or September 30, 2025. Watch list loans increased from $38.7 million as of September 30, 2025 to $52.2 million as of December 31, 2025. This increase was primarily due to one commercial real estate loan which we believe, as of December 31, 2025, was adequately collateralized.

•Deposits increased $162.0 million, or 4.9 percent, in the fourth quarter of 2025. Brokered deposits totaled $154.6 million at December 31, 2025, compared to $204.8 million at September 30, 2025, a decrease of $50.2 million. Excluding brokered deposits, deposits increased $212.2 million, or 6.8 percent, during the fourth quarter of 2025. As of December 31, 2025, estimated uninsured deposits, which exclude deposits in a reciprocal deposit network, brokered deposits and public funds protected by state programs, accounted for approximately 28.4 percent of total deposits.

•Net interest margin, on a fully tax-equivalent basis (a non-GAAP measure), was 2.47 percent for the fourth quarter of 2025, compared to 2.36 percent for the third quarter of 2025. Net interest income for the fourth quarter of 2025 was $24.2 million, compared to $22.5 million for the third quarter of 2025. These improvements primarily resulted from growth in and changes in the mix of interest earning-assets and reductions to deposit interest rates in response to reductions in the federal funds rate, partially offset by a reduction in rates on variable-rate loans and growth in deposits.

•The efficiency ratio (a non-GAAP measure) was 50.21 percent for the fourth quarter of 2025, compared to 54.06 percent for the third quarter of 2025. The improvement in the efficiency ratio was primarily due to the increase in net interest income.

•In November 2025, the Company sold $63.7 million of securities available for sale and realized a pre-tax net loss of $4.0 million. The securities sold had a weighted average yield of 2.90 percent. We believe this transaction improves the flexibility of our balance sheet. Proceeds may be used for strategic improvement in our long-term earnings profile through redeployment into higher-earning assets or repayment of higher-costing borrowings.
•The tangible common equity ratio was 6.42 percent as of December 31, 2025, compared to 6.40 percent as of September 30, 2025.

Fourth Quarter 2025 Compared to Fourth Quarter 2024 Overview

•Loans decreased $3.2 million at December 31, 2025, or 0.1 percent, compared to December 31, 2024.

•Deposits increased $110.9 million, or 3.3 percent, at December 31, 2025, compared to December 31, 2024. Included in deposits were brokered deposits totaling $154.6 million at December 31, 2025, compared to $266.4 million at December 31, 2024. Excluding brokered deposits, deposits increased $222.7 million, or 7.2 percent, as of December 31, 2025, compared to December 31, 2024.

•Net interest margin, on a fully tax-equivalent basis (a non-GAAP measure), was 2.47 percent for the fourth quarter of 2025, compared to 1.98 percent for the fourth quarter of 2024. Net interest income for the fourth quarter of 2025 was $24.2 million, compared to $19.4 million for the fourth quarter of 2024. The increase in net interest margin and net interest income was primarily due to the decrease in interest expense on deposits and borrowed funds. The cost of deposits decreased by 64 basis points in the fourth quarter of 2025 compared to the fourth quarter of 2024. Also contributing to the improvement was a decrease in average balances in borrowed funds of $39.6 million in the fourth quarter of 2025 compared to the fourth quarter of 2024.
•The efficiency ratio (a non-GAAP measure) was 50.21 percent for the fourth quarter of 2025, compared to 60.79 percent for the fourth quarter of 2024. The improvement in the efficiency ratio in the fourth quarter of 2025 compared to the fourth quarter of 2024 was primarily due to the increase in net interest income.

•The tangible common equity ratio was 6.42 percent as of December 31, 2025, compared to 5.68 percent as of December 31, 2024. The increase in the tangible common equity ratio was due to growth in retained earnings and a decrease in accumulated other comprehensive loss.

Year Ended 2025 Compared to Year Ended 2024 Overview

•The Company recorded no credit loss expense in 2025, compared to a credit loss expense of $1.0 million in 2024. The credit loss expense in 2024 was primarily due to an adjustment to qualitative factors within the commercial real estate segment and changes in forecasted loss rates, which was driven by an increase in the forecasted unemployment rate.

•Net interest margin, on a fully tax-equivalent basis (a non-GAAP measure) was 2.35 percent for the year ended December 31, 2025, compared to 1.91 percent for the year ended December 31, 2024. Net interest income increased $17.6 million in 2025 compared to 2024. The increase in net interest income was primarily due to the increase in interest income on short-term assets consisting of deposits with banks and securities purchased under agreements to resell and decrease in interest expense on deposits and borrowed funds, partially offset by a decrease in interest income on securities. The increase in interest income on interest-earning assets was driven by growth in and changes in the mix of interest-earning assets. The cost of deposits and cost of borrowed funds decreased by 55 and 21 basis points, respectively, in 2025 compared to 2024, contributing to the reduction in interest expense. Also contributing to the reduction in interest expense was the change in mix of interest-bearing liabilities.

The Company plans to file its report on Form 10-K with the Securities and Exchange Commission on or before February 26, 2026. Please refer to that document for a more in-depth discussion of the Company’s financial results. The Form 10-K will be available on the Investor Relations section of West Bank’s website at www.westbankstrong.com.

The Company will discuss its results in a conference call scheduled for 2:00 p.m. Central Time on Thursday, January 29, 2026. The telephone number for the conference call is 800-715-9871. The conference ID for the conference call is 7846129. A recording of the call will be available until February 12, 2026, by dialing 800-770-2030. The conference ID for the replay call is 7846129 followed by the # key.

About West Bancorporation, Inc. (Nasdaq: WTBA)

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving customers since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for small- to medium-sized businesses and consumers. West Bank has six offices in the Des Moines, Iowa metropolitan area, one office in Coralville, Iowa, and four offices in Minnesota in the cities of Rochester, Owatonna, Mankato and St. Cloud.

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “confident,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk, including the effects of changes in interest rates; fluctuations in the values of the securities held in our investment portfolio, including as a result of changes in interest rates; competitive pressures, including from non-bank competitors such as credit unions, “fintech” companies and digital asset service providers; technological changes implemented by us and other parties, including third-party vendors, which may be more difficult to implement or more expensive than anticipated or which may have unforeseen consequences to us and our customers, including the development and implementation of tools incorporating artificial intelligence; pricing pressures on loans and deposits; our ability to successfully manage liquidity risk; changes in credit and other risks posed by the Company’s loan portfolio, including declines in commercial or residential real estate values or changes in the allowance for credit losses dictated by new market conditions, accounting standards or regulatory requirements; the concentration of large deposits from certain clients, including those who have balances above current FDIC insurance limits; the threat or imposition of domestic or foreign tariffs or other governmental policies impacting the global supply chain and the value of products produced by our commercial borrowers; changes in local, national and international economic conditions, including the level and impact of inflation, and future monetary policies of the Federal Reserve or executive orders in response thereto; the impact of bank failures or adverse developments at other banks and related negative publicity about the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks; changes in legal and regulatory requirements, limitations and costs; changes in customers’ acceptance of the Company’s products and services; the occurrence of fraudulent activity, breaches or failures of our or our third-party partners’ information security controls or cyber-security related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools; unexpected outcomes of existing or new litigation involving the Company; the monetary, trade, foreign and other regulatory policies of the U.S. government; military conflicts, acts of war or terrorism, or threats thereof, including the Israeli-Palestinian conflict, recent military activity in Venezuela and the Russian invasion of Ukraine, widespread disease or pandemics, or other adverse external events; risks related to climate change and the negative impact it may have on our customers and their businesses; changes to U.S. tax laws, regulations and guidance; potential changes in federal policy and at regulatory agencies under the Trump administration; new or revised accounting policies and practices, as may be adopted by state and federal regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board; talent and labor shortages and employee turnover; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)

	As of and for the Quarter Ended					For the Year Ended
KEY PERFORMANCE RATIOS AND OTHER METRICS	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Return on average assets(1)	0.72%	0.92%	0.80%	0.81%	0.68%	0.81%	0.61%
Return on average equity(2)	11.33	15.25	13.65	13.84	12.24	13.47	10.71
Net interest margin(3)(13)	2.47	2.36	2.27	2.28	1.98	2.35	1.91
Yield on interest-earning assets(4)(13)	5.02	5.13	5.07	5.04	5.02	5.06	5.08
Cost of interest-bearing liabilities	3.02	3.26	3.28	3.25	3.57	3.20	3.73
Efficiency ratio(5)(13)	50.21	54.06	56.45	56.37	60.79	54.11	63.25
Nonperforming assets to total assets(6)	0.00	0.00	0.00	0.00	0.00
ACL ratio(7)	1.02	1.01	1.03	1.01	1.01
Loans/total assets	72.47	75.50	73.12	75.66	74.84
Loans/total deposits	86.54	91.00	87.45	90.73	89.49
Tangible common equity ratio(8)	6.42	6.40	5.94	5.97	5.68

COMMON SHARE DATA
Earnings per common share (basic)	$0.44	$0.55	$0.47	$0.47	$0.42	$1.92	$1.43
Earnings per common share (diluted)	0.43	0.55	0.47	0.46	0.42	1.92	1.42
Dividends per common share	0.25	0.25	0.25	0.25	0.25	1.00	1.00
Book value per common share(9)	15.70	15.06	14.22	14.06	13.54
Closing stock price	22.19	20.32	19.63	19.94	21.65
Market price/book value(10)	141.34%	134.93%	138.05%	141.82%	159.90%
Price earnings ratio(11)	12.71	9.31	10.41	10.46	12.96
Annualized dividend yield(12)	4.51%	4.92%	5.09%	5.02%	4.62%

REGULATORY CAPITAL RATIOS
Consolidated:
Total risk-based capital ratio	12.77%	12.54%	12.53%	12.18%	12.11%
Tier 1 risk-based capital ratio	10.14	9.93	9.89	9.59	9.51
Tier 1 leverage capital ratio	8.44	8.51	8.33	8.36	7.93
Common equity tier 1 ratio	9.56	9.37	9.32	9.02	8.95
West Bank:
Total risk-based capital ratio	13.35%	13.17%	13.21%	12.90%	12.86%
Tier 1 risk-based capital ratio	12.44	12.26	12.29	11.99	11.96
Tier 1 leverage capital ratio	10.35	10.50	10.36	10.46	9.97
Common equity tier 1 ratio	12.44	12.26	12.29	11.99	11.96

(1) Annualized net income divided by average assets.
(2) Annualized net income divided by average stockholders’ equity.
(3) Annualized tax-equivalent net interest income divided by average interest-earning assets.
(4) Annualized tax-equivalent interest income on interest-earning assets divided by average interest-earning assets.
(5) Noninterest expense (excluding other real estate owned expense and write-down of premises) divided by noninterest income (excluding net securities gains/losses and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.
(6) Total nonperforming assets divided by total assets.
(7) Allowance for credit losses on loans divided by total loans.
(8) Common equity less intangible assets (none held) divided by tangible assets.
(9) Includes accumulated other comprehensive loss.
(10) Closing stock price divided by book value per common share.
(11) Closing stock price divided by annualized earnings per common share (basic).
(12) Annualized dividend divided by period end closing stock price.
(13) A non-GAAP measure.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	As of
CONDENSED BALANCE SHEETS	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Assets
Cash and due from banks	$25,171	$26,875	$35,796	$39,253	$28,750
Interest-earning deposits with banks	324,502	109,265	212,450	171,357	214,728
Securities purchased under agreements to resell	121,413	96,792	96,955	—	—
Securities available for sale, at fair value	468,447	537,856	536,709	546,619	544,565
Federal Home Loan Bank stock, at cost	15,167	15,190	15,311	15,216	15,129
Loans	3,001,690	3,008,888	2,966,357	3,016,471	3,004,860
Allowance for credit losses	(30,525)	(30,515)	(30,539)	(30,526)	(30,432)
Loans, net	2,971,165	2,978,373	2,935,818	2,985,945	2,974,428
Premises and equipment, net	108,380	109,212	109,806	110,270	109,985
Bank-owned life insurance	46,192	45,875	45,567	45,272	44,990
Other assets	61,807	66,042	68,257	72,737	82,416
Total assets	$4,142,244	$3,985,480	$4,056,669	$3,986,669	$4,014,991

Liabilities and Stockholders’ Equity
Deposits	$3,468,470	$3,306,517	$3,391,993	$3,324,518	$3,357,596
Borrowings	376,406	389,076	390,260	391,445	392,629
Other liabilities	31,383	34,754	33,486	32,833	36,891
Stockholders’ equity	265,985	255,133	240,930	237,873	227,875
Total liabilities and stockholders’ equity	$4,142,244	$3,985,480	$4,056,669	$3,986,669	$4,014,991

	For the Quarter Ended
AVERAGE BALANCES	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Assets	$4,104,279	$4,004,769	$4,016,490	$3,944,789	$4,135,049
Loans	2,982,754	2,959,962	2,989,638	3,016,119	3,007,558
Deposits	3,418,539	3,333,800	3,353,982	3,284,394	3,434,234
Stockholders’ equity	259,932	242,245	234,399	229,874	230,720

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	As of
LOANS	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Commercial	$505,059	$511,316	$500,854	$531,267	$514,232
Real estate:
Construction, land and land development	426,833	448,660	459,037	451,230	508,147
1-4 family residential first mortgages	93,122	87,784	86,173	86,292	87,858
Home equity	26,088	27,083	24,285	21,961	19,294
Commercial	1,929,766	1,912,235	1,875,857	1,909,330	1,861,195
Consumer and other	23,374	24,697	22,900	19,323	17,287
	3,004,242	3,011,775	2,969,106	3,019,403	3,008,013
Net unamortized fees and costs	(2,552)	(2,887)	(2,749)	(2,932)	(3,153)
Total loans	$3,001,690	$3,008,888	$2,966,357	$3,016,471	$3,004,860
Less: allowance for credit losses	(30,525)	(30,515)	(30,539)	(30,526)	(30,432)
Net loans	$2,971,165	$2,978,373	$2,935,818	$2,985,945	$2,974,428

CREDIT QUALITY
Pass	$2,952,015	$2,973,103	$2,958,318	$3,011,231	$2,999,531
Watch	52,227	38,672	10,788	7,991	8,349
Substandard	—	—	—	181	133
Doubtful	—	—	—	—	—
Total loans	$3,004,242	$3,011,775	$2,969,106	$3,019,403	$3,008,013

DEPOSITS
Noninterest-bearing demand	$540,358	$512,869	$521,990	$519,771	$541,053
Interest-bearing demand	577,814	448,731	461,207	517,409	543,855
Savings and money market - non-brokered	1,739,790	1,677,543	1,749,049	1,490,189	1,517,510
Money market - brokered	99,718	121,849	98,877	143,423	126,381
Total nonmaturity deposits	2,957,680	2,760,992	2,831,123	2,670,792	2,728,799
Time - non-brokered	455,944	462,542	451,463	461,655	488,760
Time - brokered	54,846	82,983	109,407	192,071	140,037
Total time deposits	510,790	545,525	560,870	653,726	628,797
Total deposits	$3,468,470	$3,306,517	$3,391,993	$3,324,518	$3,357,596

BORROWINGS
Subordinated notes, net	$80,156	$80,090	$80,024	$79,959	$79,893
Federal Home Loan Bank advances	270,000	270,000	270,000	270,000	270,000
Long-term debt	26,250	38,986	40,236	41,486	42,736
Total borrowings	$376,406	$389,076	$390,260	$391,445	$392,629

STOCKHOLDERS’ EQUITY
Preferred stock	$—	$—	$—	$—	$—
Common stock	3,000	3,000	3,000	3,000	3,000
Additional paid-in capital	37,231	36,473	35,773	35,072	35,619
Retained earnings	294,259	291,069	285,990	282,247	278,613
Accumulated other comprehensive loss	(68,505)	(75,409)	(83,833)	(82,446)	(89,357)
Total stockholders’ equity	$265,985	$255,133	$240,930	$237,873	$227,875

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	For the Quarter Ended
CONSOLIDATED STATEMENTS OF INCOME	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Interest income:
Loans, including fees	$41,992	$42,198	$41,666	$40,988	$41,822
Securities:
Taxable	2,355	2,643	2,685	2,788	2,959
Tax-exempt	677	739	742	743	795
Deposits with banks	2,808	2,087	2,847	1,617	3,740
Securities purchased under agreements to resell	1,370	1,258	22	—	—
Total interest income	49,202	48,925	47,962	46,136	49,316
Interest expense:
Deposits	21,112	22,539	22,676	21,423	25,706
Subordinated notes	1,109	1,107	1,104	1,105	1,106
Federal Home Loan Bank advances	2,316	2,292	2,259	2,235	2,522
Long-term debt	459	486	504	518	560
Total interest expense	24,996	26,424	26,543	25,281	29,894
Net interest income	24,206	22,501	21,419	20,855	19,422
Credit loss expense	—	—	—	—	1,000
Net interest income after credit loss expense	24,206	22,501	21,419	20,855	18,422
Noninterest income:
Service charges on deposit accounts	493	491	486	471	462
Debit card interchange income	493	477	478	446	471
Trust services	964	894	801	777	1,051
Increase in cash value of bank-owned life insurance	317	308	295	282	287
Realized securities losses, net	(3,959)	—	—	—	(1,172)
Other income	800	333	350	267	331
Total noninterest income	(892)	2,503	2,410	2,243	1,430
Noninterest expense:
Salaries and employee benefits	7,579	7,457	7,343	7,004	7,107
Occupancy and equipment	2,083	2,090	2,034	1,963	2,095
Data processing	673	663	643	617	752
Technology and software	789	794	791	786	743
FDIC insurance	475	637	670	587	699
Professional fees	297	303	303	308	301
Other expenses	1,833	1,606	1,701	1,798	1,702
Total noninterest expense	13,729	13,550	13,485	13,063	13,399
Income before income taxes	9,585	11,454	10,344	10,035	6,453
Income taxes	2,160	2,140	2,365	2,193	(644)
Net income	$7,425	$9,314	$7,979	$7,842	$7,097

Basic earnings per common share	$0.44	$0.55	$0.47	$0.47	$0.42
Diluted earnings per common share	$0.43	$0.55	$0.47	$0.46	$0.42

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	For the Year Ended
CONSOLIDATED STATEMENTS OF INCOME	December 31, 2025	December 31, 2024
Interest income:
Loans, including fees	$166,844	$166,222
Securities:
Taxable	10,471	13,030
Tax-exempt	2,901	3,219
Deposits with banks	9,359	7,595
Securities purchased under agreements to resell	2,650	—
Total interest income	192,225	190,066
Interest expense:
Deposits	87,750	97,284
Federal funds purchased and other short-term borrowings	—	4,248
Subordinated notes	4,425	4,431
Federal Home Loan Bank advances	9,102	10,313
Long-term debt	1,967	2,428
Total interest expense	103,244	118,704
Net interest income	88,981	71,362
Credit loss expense	—	1,000
Net interest income after credit loss expense	88,981	70,362
Noninterest income:
Service charges on deposit accounts	1,941	1,843
Debit card interchange income	1,894	1,919
Trust services	3,436	3,449
Increase in cash value of bank-owned life insurance	1,202	1,126
Realized securities losses, net	(3,959)	(1,172)
Other income	1,750	1,269
Total noninterest income	6,264	8,434
Noninterest expense:
Salaries and employee benefits	29,383	27,588
Occupancy and equipment	8,170	7,320
Data processing	2,596	2,991
Technology and software	3,160	2,896
FDIC insurance	2,369	2,560
Professional fees	1,211	1,041
Other expenses	6,938	6,957
Total noninterest expense	53,827	51,353
Income before income taxes	41,418	27,443
Income taxes	8,858	3,393
Net income	$32,560	$24,050

Basic earnings per common share	$1.92	$1.43
Diluted earnings per common share	$1.92	$1.42

NON-GAAP FINANCIAL MEASURES

This report contains references to financial measures that are not defined in GAAP. Such non-GAAP financial measures include the Company’s presentation of net interest income and net interest margin on a fully taxable equivalent (FTE) basis and the presentation of the efficiency ratio on an adjusted and FTE basis, excluding certain income and expenses. Management believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate the Company’s financial performance. These measures are considered standard measures of comparison within the banking industry. Additionally, management believes providing measures on a FTE basis enhances the comparability of income arising from taxable and nontaxable sources. Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in these measures and that different companies might calculate these measures differently. These non-GAAP disclosures should not be considered an alternative to the Company’s GAAP results. The following table reconciles the non-GAAP financial measures of net interest income and net interest margin on a fully taxable equivalent basis and efficiency ratio on an adjusted and FTE basis.

(in thousands)	For the Quarter Ended					For the Year Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Reconciliation of net interest income and net interest margin on a FTE basis to GAAP:
Net interest income (GAAP)	$24,206	$22,501	$21,419	$20,855	$19,422	$88,981	$71,362
Tax-equivalent adjustment (1)	70	61	59	66	16	256	182
Net interest income on a FTE basis (non-GAAP)	24,276	22,562	21,478	20,921	19,438	89,237	71,544
Average interest-earning assets	3,893,827	3,790,154	3,799,081	3,717,441	3,910,978	3,800,582	3,747,528
Net interest margin on a FTE basis (non-GAAP)	2.47%	2.36%	2.27%	2.28%	1.98%	2.35%	1.91%

Reconciliation of efficiency ratio on an adjusted and FTE basis to GAAP:
Net interest income on a FTE basis (non-GAAP)	$24,276	$22,562	$21,478	$20,921	$19,438	$89,237	$71,544
Noninterest income	(892)	2,503	2,410	2,243	1,430	6,264	8,434
Adjustment for realized securities losses, net	3,959	—	—	—	1,172	3,959	1,172
Adjustment for losses on disposal of premises and equipment, net	—	—	—	8	—	8	47
Adjusted income	27,343	25,065	23,888	23,172	22,040	99,468	81,197
Noninterest expense	13,729	13,550	13,485	13,063	13,399	53,827	51,353
Efficiency ratio on an adjusted and FTE basis (non-GAAP) (2)	50.21%	54.06%	56.45%	56.37%	60.79%	54.11%	63.25%
(1)    Computed on a tax-equivalent basis using a federal income tax rate of 21 percent, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.
(2)     The efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the Company's financial performance. It is a standard measure of comparison within the banking industry. A lower ratio is more desirable.